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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
VSI Enterprises, Inc.


We hereby consent to the incorporation by reference of our reports dated
March 2, 2001 (except for Note N which date is March 28, 2001), appearing in your Annual Report on Form 10-K for the year ended December 31, 2000, in the Company's previously filed Registration Statements, file numbers 33-44036, 33-44035, 33-55094, 33-56856, 33-72512, 33-81314, 333-728, 33-85754, 333-15123,
333-18237, 333-18239, 333-30597, 333-44407, 333-48635, and 333-83035,
333-87561, and 333-35578.



/s/ Grant Thornton LLP


Atlanta, Georgia
March 29, 2001